Exhibit 99.1

 TAL International Group, Inc. Reports First Quarter 2007 Results and
                     Increases Quarterly Dividend


    PURCHASE, N.Y.--(BUSINESS WIRE)--May 7, 2007--TAL International Group, Inc. (NYSE: TAL), one of the world's largest lessors of intermodal freight containers and chassis, reported results for the first quarter ended March 31, 2007.

    Pre-tax income for the first quarter of 2007 was $17.3 million compared to $14.7 million in the prior year quarter. Adjusted pre-tax income (1) for the quarter, excluding unrealized losses on interest rate swaps, was $20.4 million compared to $15.6 million in the first quarter of 2006. Please see page 7 for a detailed reconciliation of adjusted pre-tax income. The Company focuses on pre-tax results as it does not expect to pay any significant income taxes for a number of years due to the availability of accelerated tax depreciation on the existing container fleet and planned future equipment purchases.

    Total revenues for the first quarter of 2007 were $79.6 million compared to $74.6 million in the first quarter of 2006. EBITDA (2) was $53.7 million for the quarter versus $52.7 million in the prior year period. Adjusted EBITDA (2) was $56.9 million for the quarter versus $53.5 million in last year's first quarter. Please see page 7 for a detailed reconciliation of EBITDA and Adjusted EBITDA.

    Net income for the first quarter of 2007 was $11.1 million, or $0.33 per fully diluted common share, versus $9.5 million, or $0.28 per fully diluted common share in the prior year quarter. Adjusted Net Income (3) for the quarter, excluding unrealized losses on interest rate swaps was $13.1 million, or $0.39 per fully diluted common share, compared to $10.1 million, or $0.30 per fully diluted common share in the first quarter of 2006. Please see page 7 for a detailed reconciliation of Adjusted Net Income.

    "We are very pleased with our first quarter operating results" commented Brian M. Sondey, President and CEO of TAL. "The first quarter is typically our weakest quarter of the year, but this year we benefited from the momentum of our strong finish to 2006 as well as a continuation of favorable market conditions. All of our product lines began the quarter with strong starting utilization and container drop-offs were down by 25% compared to the first quarter of 2006 partially due to the lease extension transactions we completed last year. New container prices remained firm at a high level through the first quarter and we achieved excellent disposal results for our older containers as well as the used containers we sell for third-parties. Our utilization decreased toward the end of the quarter due to the delivery of a large number of new containers, but idle factory units initially have a limited impact on our profitability since they usually do not incur storage or depreciation charges."

    Outlook

    Mr. Sondey added, "The outlook for the industry remains generally favorable. Analysts continue to expect trade growth to remain in the 10% range for 2007, many of our customers are reporting that trade volumes have been better than expected so far this year, and new container prices remain at a high level. We expect that utilization of our existing containers will remain firm due to a low volume of drop-offs and we expect that our lease rates and used container selling prices will continue to get support from high prices for new containers. However, the inventory of new dry containers in China is currently higher than it was at this time last year, and we are seeing certain of our competitors pricing new dry container leases very aggressively in the pre-peak-season period. As a result, lease-outs for our new containers may ramp-up more slowly this year. On balance, we believe that our major business drivers should hold fairly steady throughout 2007."

    Dividend

    TAL's board of directors has approved and declared a $0.375 per share quarterly cash dividend on its issued and outstanding common stock, payable on May 30, 2007 to shareholders of record at the close of business on May 17, 2007. Based on the information available today, we believe the dividend will qualify as a return of capital rather than a taxable dividend for our U.S. shareholders. Investors should consult with a tax advisor to determine the proper tax treatment of this distribution.

    Mr. Sondey commented, "The cash flow fundamentals of our business remain quite strong. We continue to generate a substantial amount of operating cash flow due to our strong operating performance and pay very little tax due to the accelerated tax depreciation on our containers and chassis. In addition, the equity requirements for growth financing remain limited due to the ongoing availability of efficient securitization financing for our new container investments. We are pleased to use our strong cash flow to increase our dividend to $0.375 this quarter."

    Investors' Webcast

    TAL will hold a Webcast at 9 a.m. (New York time) on Tuesday, May 8th to discuss its fiscal first quarter results. An archive of the Webcast will be available from one hour after the live call through Thursday, May 17, 2007. To access the live Webcast or archive, please visit the Company's Web site at http://www.talinternational.com.

    About TAL International Group, Inc.

    TAL is one of the world's largest lessors of intermodal freight containers and chassis with 19 offices in 11 countries and approximately 181 third party container depot facilities in 37 countries. The Company's global operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers. TAL's fleet consists of approximately 649,000 containers and chassis representing approximately 1,053,000 twenty-foot equivalent units (TEU). This places TAL among the world's largest independent lessors of intermodal containers and chassis as measured by fleet size.

    Important Cautionary Information Regarding Forward-Looking
Statements

    Statements in this press release regarding TAL International Group, Inc.'s business that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events or results. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 13, 2007.

    The Company's views, estimates, plans and outlook described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

    (1) Adjusted pre-tax income is a non-GAAP measurement we believe is useful in evaluating our operating performance. The Company's definition and calculation of adjusted pre-tax income is outlined in the attached schedules.

    (2) EBITDA and adjusted EBITDA are non-GAAP measurements we believe are useful in evaluating our operating performance. The
Company's definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

    (3) Adjusted net income is a non-GAAP measurement we believe is useful in evaluating our operating performance. The Company's definition and calculation of Adjusted net income is outlined in the attached schedules.


                    TAL INTERNATIONAL GROUP, INC.
                     Consolidated Balance Sheets
              (Dollars in thousands, except share data)

                                               March 31,  December 31,
                                                 2007         2006
                                              ----------- ------------
                                              (Unaudited)
Assets:
Cash and cash equivalents (including
 restricted cash of $14,516 and $14,526)      $   49,082  $    58,167
Accounts receivable, net of allowances of
 $385 and $266                                    37,874       39,318
Net investment in finance leases                 158,537      152,586
Leasing equipment, net of accumulated
 depreciation and allowances of $227,488 and
 $208,756                                      1,116,454    1,080,523
Leasehold improvements and other fixed
 assets, net of accumulated depreciation and
 amortization of $2,334 and $2,132                 2,794        2,855
Equipment held for sale                           26,665       20,768
Goodwill                                          71,898       71,898
Deferred financing costs                           6,767        6,957
Other assets (including fair value of
 derivative instruments)                          19,581       22,591
                                              ----------- ------------
   Total assets                               $1,489,652  $ 1,455,663
                                              =========== ============
Liabilities and stockholders' equity:
Accounts payable                              $   62,565  $    13,273
Accrued expenses (including fair value of
 derivative instruments)                          39,712       50,453
Income taxes payable                                 280          219
Deferred income tax liability                     40,537       34,651
Debt                                             936,987      958,317
                                              ----------- ------------
   Total liabilities                           1,080,081    1,056,913
Stockholders' equity:
Preferred stock, $.001 par value, 500,000
 shares authorized, none issued                        -            -
Common stock, $.001 par value, 100,000,000
 shares authorized, 33,393,973 and 33,303,031
 shares issued, respectively                          33           33
Treasury stock, at cost, 136,250 shares           (2,862)      (2,862)
Additional paid-in capital                       394,544      394,440
Retained earnings                                 14,576        3,476
Accumulated other comprehensive income             3,280        3,663
                                              ----------- ------------
  Total stockholders' equity                     409,571      398,750
                                              ----------- ------------
   Total liabilities and stockholders' equity $1,489,652  $ 1,455,663
                                              =========== ============


                    TAL INTERNATIONAL GROUP, INC.
                Consolidated Statements of Operations
     (Dollars and shares in thousands, except earnings per share)

                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                       2007     2006
                                                     -------- --------
                                                        (Unaudited)
Revenues:
Leasing revenues, including income recognized on
 finance leases of $4,201 and $2,286, respectively   $68,181  $67,541
Equipment trading revenue                              9,238    5,019
Management fee income                                  1,589    1,576
Other revenues                                           564      477
                                                     -------- --------
  Total revenues                                      79,572   74,613
                                                     -------- --------
Expenses:
Equipment trading expenses                             7,399    4,225
Direct operating expenses                              7,372    6,723
Administrative expenses                               10,254    9,539
Depreciation and amortization                         24,496   25,489
Provision for doubtful accounts                          117      471
Net (gain) loss on sale of leasing equipment          (2,420)     108
Interest and debt expense                             11,911   12,456
Unrealized loss on interest rate swaps                 3,191      854
                                                     -------- --------
  Total expenses                                      62,320   59,865
                                                     -------- --------
Income before income taxes                            17,252   14,748
Income tax expense                                     6,166    5,243
                                                     -------- --------
Net income                                           $11,086  $ 9,505
                                                     ======== ========
Net income per common share -- Basic                 $  0.33  $  0.29
                                                     ======== ========
Net income per common share -- Diluted               $  0.33  $  0.28
                                                     ======== ========
Weighted average number of common shares outstanding
 -- Basic                                             33,184   32,882
Weighted average number of common shares outstanding
 -- Diluted                                           33,378   33,459
Cash dividends paid per common share                 $  0.30        -

                      Non-GAAP Financial Measures

    We use the terms "EBITDA", "Adjusted EBITDA", "Adjusted Pre-tax Income", and "Adjusted Net Income" throughout this press release. EBITDA is defined as net income before interest and debt expense, income tax expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted EBITDA excludes unrealized loss on interest rate swaps.

    Adjusted Pre-tax Income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted Pre-tax Income excludes the unrealized loss on interest rate swaps. Adjusted Net Income is defined as net income further adjusted for the item discussed above, net of income tax.

    EBITDA, Adjusted EBITDA, Adjusted Pre-tax Income, and Adjusted Net Income are not presentations made in accordance with GAAP, and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with GAAP, including net income, or net cash from operating activities.

    We believe that EBITDA, Adjusted EBITDA, Adjusted Pre-tax Income, and Adjusted Net Income are useful to an investor in evaluating our operating performance because:

    -- these measures are widely used by securities analysts and investors to measure a company's operating performance without regard to items such as interest and debt expense, income tax expense, depreciation and amortization and unrealized losses (gains) on interest rate swaps, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired;

    -- these measures help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

    -- these measures are used by our management for various purposes, including as measures of operating performance to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

    We have provided reconciliations of net income, the most directly comparable GAAP measure, to EBITDA and EBITDA to Adjusted EBITDA in the tables below for the three months ended March 31, 2007 and 2006.

    Additionally, we have provided reconciliations of income before income taxes and net income, the most directly comparable GAAP measures to Adjusted Pre-tax Income and Adjusted Net Income in the tables below for the three months ended March 31, 2007 and 2006.


                    TAL INTERNATIONAL GROUP, INC.
        Non-GAAP Reconciliation of EBITDA and Adjusted EBITDA
                        (Dollars in thousands)

                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                      2007     2006
                                                     -------- --------
Net income                                           $11,086   $9,505
  Add (subtract):
   Interest and debt expense                          11,911   12,456
   Income tax expense                                  6,166    5,243
   Depreciation and amortization                      24,496   25,489
                                                     -------- --------
EBITDA                                                53,659   52,693
                                                     -------- --------
  Add (subtract):
   Unrealized loss on interest rate swaps (a)          3,191      854
                                                     -------- --------
Adjusted EBITDA                                      $56,850  $53,547
                                                     ======== ========

(a) Reflects the reversal of unrealized losses on interest rate swap contracts.


                    TAL INTERNATIONAL GROUP, INC.
 Non-GAAP Reconciliation of Adjusted Pre-tax Income and Adjusted Net
                                Income
                        (Dollars in Thousands)

                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                        2007     2006
                                                     -------- --------

Income before income taxes                           $17,252  $14,748
  Add (subtract):
    Unrealized loss on interest rate swaps             3,191      854
                                                     -------- --------
Adjusted pre-tax income                              $20,443  $15,602
                                                     ======== ========

Net income (a)                                       $11,086  $ 9,505
  Add (subtract):
    Unrealized loss on interest rate swaps             2,051      550
                                                     -----------------
Adjusted net income                                  $13,137  $10,055
                                                     =================

(a) All net income adjustments are reflected net of income taxes.

    CONTACT: TAL International Group, Inc.
             Jeffrey Casucci, 914-697-2900
             Vice President
             Treasury and Investor Relations